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                                                                   EXHIBIT 10.10



                           PACIFIC UNITED GROUP, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
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                           PACIFIC UNITED GROUP, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                    PREAMBLE

         The principal objective of the Pacific United Group, Inc. Supplemental Executive Retirement Plan ("Plan") is to help ensure that the Company provides a competitive level of benefits in order to attract, retain, and motivate selected executives. The Plan is designed to provide benefits that will help the Company meet this objective.

         The Plan was created in connection with the Plan of Distribution entered into between the Company and Presidential Mortgage Company, a California limited partnership (the "Partnership"), whereby the Company assumes the business operations of the Partnership, the Common Stock of the Company is listed for trading on the NASDAQ National Market System, and the Common Stock of the Company is distributed to the partners in liquidation of the Partnership.

         The Plan was established for the purpose of providing benefits to a select group of management or highly compensated employees. The benefits under the Plan are unfunded. Accordingly, it is intended that the Plan be exempt from the requirements of Parts II, III, and IV of Title I of Employee Retirement Income Security Act of 1974 ("ERISA") pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.


                                   ARTICLE I
                                  DEFINITIONS

         1.1        Actuarial Equivalence.  The "Actuarial Equivalence" of two
(2) forms of benefits shall be determined using the following actuarial assumptions:

         Interest rate:                       9.0%
         Mortality:                           1983 Group Annuity Mortality Table
         Wage base inflation:                 5.0%
         Consumer Price Increase:             4.5%

         1.2        Average Earnings.

                    (a)      The sum of Participant's Earnings during the three
(3) consecutive calendar years preceding his Retirement in which he had the greatest Earnings, divided by three (3).

                    (b) In the event that the Participant has less than three (3) calendar years of employment with the Company, his Average Earnings shall be the average amount of his annualized Earnings for the entire period.

         1.3 Board. The Board of Directors of the Pacific United Group, Inc. or its delegate.

         1.4        Cause.  The definition of Cause contained in this Section
1.4 shall apply only for purposes of Article IV, Section 4.1. In all other cases, the determination as to whether a Participant has been terminated for Cause shall be made pursuant to the definition in Section 2.3(b) and without reference to the provisions of this Section 1.4.

                    (a) A Participant's employment will be considered to have been terminated for "Cause" if the Participant is terminated by reason of the conditions described in either Subparagraph (i) or (ii) below.

                             (i)         A Participant's employment is
terminated under the provisions of this Subparagraph (i) if it is because of the willful and continued failure by the Participant to substantially perform his duties with the Company after a written demand for substantial performance is delivered to the Participant by the Board, which demand specifically identifies the manner in which the Board believes that the Participant has not substantially performed his duties. However, the provisions of this Subparagraph (i) shall not apply to any such failure:

                                        (A)     Resulting from the
Participant's incapacity due to physical or mental illness, or

                                        (B)     Occurring after the Participant
has resigned for Good Reason, or upon a showing that Good Cause existed for the Participant to terminate his employment before the Company's termination of a Participant.

                             (ii)        A Participant's employment is
terminated under the provisions Of this Subparagraph (ii) if it is because of the Participant's:

                                        (A)     Theft or embezzlement from the
Company or its affiliates (regardless of whether or not such affiliates maintain the Plan),

                                        (B)     Fraud or other acts of
dishonesty in the conduct of the business of the Company or its affiliates (regardless of whether or not such affiliates maintain the Plan) or the fulfillment of the Participant's assigned responsibilities thereunder,

                                        (C)     Conviction of, or plea of nolo
contendere to, any felony or any crime involving moral turpitude,

                                        (D)     Willful and knowing action
which is materially injurious to the business or reputation of the Company or its affiliates (regardless of whether or not such affiliates maintain the Plan).





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                    (b)      Notwithstanding the foregoing, within 10 business
days following receipt of written notice of termination for Cause, the Participant shall have the right to demand and, if demanded, to receive within 30 days, an opportunity to respond and defend himself before the Board and to have the Board determine that Cause exists by the affirmative vote of not less than three-quarters of the entire membership of the Board. If the Board does not determine that Cause exists, the Participant shall not be deemed to have been terminated for Cause.

         1.5 Change of Control. A "Change of Control" shall be deemed to have occurred upon the occurrence of any one (or more) of the following events:

                    (a)      Any person, including a group as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of the Company with respect to which twenty percent (20%) or more of the total number of votes for the election of the Board may be cast;

                    (b) As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, or contested election for the Board, or combination of the foregoing, persons who were directors of the Company just prior to such event(s) shall cease to constitute a majority of the Board;

                    (c) A transaction in which the Company will cease to be an independent publicly owned corporation that is required to file quarterly and annual reports under the Securities Exchange Act of 1934, or a sale or other disposition of all or substantially all the assets of the Company (including but not limited to the assets or stock of Company's subsidiaries that results in all or substantially all of the assets or stock of Company on a consolidated basis being sold);

                    (d) A tender offer or exchange offer is made for shares of the Company's Common Stock (other than one made by the Company) and shares of Common Stock are acquired thereunder;

                    (e) The stockholders of the Company cause a change in the majority of the members of the Board within a twelve (12) month period; provided, however, that the election of one or more new directors shall not be deemed to be a change in the membership of the Board if the nomination of the newly elected directors was approved by the vote of three-fourths of the directors then still in office who were directors at the beginning of such twelve (12) month period; or

                    (f) In the case of a Participant who is a party to an employment agreement with the Company or an affiliate that defines a "Corporate Change" to include any diminution of the Participant's duties, functions, responsibilities or authority provided thereunder (a "diminution"), any such diminution.





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         1.6        Company.  Pacific United Group, Inc. and any affiliated
companies that maintain the Plan.

         1.7        Early Retirement Date.

                    (a) The first day of any month coincident with or next following the month in which the Participant terminates employment with the
Company:

                             (i)         After becoming eligible for Early
Retirement benefits, but

                             (ii)        Before his Normal Retirement Date.

                    (b) A Participant first becomes eligible for early retirement when:

                             (i)         The sum of his age plus years of
Service equals or exceeds seventy-five (75), and

                             (ii)        He has at least fifteen (15) years of
service.

         1.8 Earnings. A Participant's annual compensation, as reported in the Participant's IRS Form W-2 from the Company, prior to any reductions caused by his pre-tax contributions to the Pacific United Group, Inc. Retirement Plan or to the Pacific United Group, Inc. Cafeteria Plan.

         1.9 Effective Date. The effective date of this Plan, which shall be January 1, 1996.

         1.10       Estimated Section 401(k) Plan Benefit.

                    (a) A Participant's annual retirement benefit payable as a straight life annuity at Retirement, based on the Actuarial Equivalent value of the sum of the Elective Deferral Contributions, plus the Company Matching Contributions to the Section 401(k) Plan on his behalf (computed in accordance with the rules of Paragraph (b) below).

                    (b) The amount of the Elective Deferral Contributions and Company Matching Contributions is computed as if:

                             (i)         The Participant had commenced
participation in the Section 401(k) Plan on the date when he first became eligible to make Elective Deferral Contributions to that plan, and

                             (ii)        The Participant elected the maximum
Elective Deferral Contributions and had received the maximum amount of Company Matching Contribution that he could receive





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each year, based upon the amount of his income that is taken into account under the Section 401(k) Plan for that year.

         1.11       Estimated Social Security Benefit.

                    (a) The annual Primary Insurance Amount estimated by the Administrative Committee to be payable to the Participant under the Social Security Act at his Retirement, determined without regard to any Late Retirement Credit under the Social Security Act.

                    (b) The Estimated Social Security Benefit for a Participant whose employment is terminated before age sixty-five (65) will be calculated assuming the Participant will:

                             (i)         Not receive any future wages that
would be treated as wages for purposes of the federal Social Security Act, and

                             (ii)        Begin receiving Social Security
benefits at the first Social Security Retirement Age coincident with or next following his Retirement Date under this Plan.

                    (c) The Estimated social Security Benefit of a Participant will not be increased by reason of any increase in the Primary Insurance Amount that occurs following the termination of his employment.

         1.12 Good Reason. The occurrence of any of the following circumstances after a Change of Control, unless, in the case of events described in Paragraphs (a), (b), or (c) below, the circumstances are fully corrected before the effective date of the Participant's notice that he is resigning from the Company:

                    (a) The assignment to the Participant of any duties inconsistent with his status with the Company or a substantial impairment of the nature or status of his responsibilities from those in effect immediately before the Change of Control;

                    (b) The Company's reduction in the Participant's annual base salary (or any bonus provided for in a written employment agreement between the Company and the Participant) as in effect immediately before the Change of Control or as it may be subsequently increased;

                    (c) The Company's requiring the Participant to be based anywhere outside the greater Los Angeles metropolitan area, other than an office of the Company within a twenty-five (25) mile radius of the Participant's principal place of employment by the Company immediately before the Change of Control, except for required travel on Company business to an extent substantially consistent with the Participant's business travel obligations immediately before the Change of Control;





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                    (d)      The Company's failure to pay within seven (7) days
of the due date any portion of:

                             (i)         The Participant's current
compensation, or

                             (ii)        An installment of deferred
compensation under any deferred compensation plan of the Company;

                    (e) The Company's failure to continue in effect any compensation plan in which the Participant participated immediately before the Change of Control that is material to his total compensation, including but not limited to this Plan or any similar plans adopted before the Change of Control.

                             (i)         This provision shall not apply if an
equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan;

                    (f) The Company's failure to continue the Participant's participation in any plan described in Paragraph (e) above on a basis not materially less favorable, both in terms of:

                             (i)         The amount of benefits provided, and

                             (ii)        The level of the Participant's
participation in the plan (relative to that of the other Participants),

as it was in effect immediately before the Change of Control; or

                    (g) The Company's failure to continue to provide the Participant with benefits substantially similar to those the Participant enjoyed under any of the Company's pension, life insurance, medical, health and accident, disability plans, or other material fringe benefit plans (including vacation benefits) in which he was participating immediately before the Change of Control.

         1.13       Normal Retirement Date.  The Participant's sixty-fifth
(65th) birthday.

         1.14 Participant. An employee of (or consultant to) the Company whom the Board designates as a person eligible to participate in the Plan.

         1.15 Plan. Pacific United Group, Inc. Supplemental Executive Retirement Plan.

         1.16 Plan Year. The fiscal year of the Plan, which shall be the period beginning on January 1 and ending on the following December 31.





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         1.17       Plan Administrator.  The person, persons or entity
appointed by the Board pursuant to Article V to manage, administer, interpret, and construe the Plan.

         1.18 Postponed Retirement Date. The first day on which the Participant terminates employment with the Company following his Normal Retirement Date.

         1.19 Retirement. The termination of a Participant's employment with the Company after he has satisfied the requirements for benefits under
Section 2.2 below.

         1.20 Retirement Date. A Participant's Normal, Early, or Postponed Retirement Date (whichever is applicable).

         1.21 Section 401(k) Plan. The Pacific United Group, Inc. Retirement Plan as amended from time to time.

         1.22       Year of Service.

                    (a) A Participant's years of service with the Company. Only complete Years of Service will be taken into account under the Plan.

                    (b) A Participant will be credited with one (1) Year of Service for each computation period during which the Participant completes twelve (12) months of continuous service for the Company. A computation period shall be the twelve month period beginning on the date the Participant first performs any services for the Company. Except as otherwise set forth in resolutions of the Board:

                             (i)         Each Participant will receive credit
for all Years of Service with the Company prior to commencing participation in the Plan, and

                             (ii)        A Participant will be credited with
any time while he is on a leave of absence approved by the Company.

                    (c) Notwithstanding anything herein to the contrary, service with the following entities shall be treated as service with the
Company:

                    Presidential Services Corporation
                    Presidential Management Company, L.P.
                    Presidential Mortgage Company, L.P.
                    Pacific Thrift and Loan Company
                    (formerly Inglewood Thrift and Loan Company)
                    Consolidated Reconveyance Company
                    Lenders Posting and Publishing Company





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                                   ARTICLE II
                            ELIGIBILITY FOR BENEFITS

         2.1        Eligibility to Participate.

                    (a) An individual shall become a Participant at the time, and on the conditions specified by the Plan Administrator.

                    (b) The Participants in the Plan as of the Effective Date are the individuals specified in Exhibit A attached hereto. Additional Participants may be added to Exhibit A by the Plan Administrator without requiring an amendment to the Plan.

                    (c) If it is subsequently determined that the participation of any individual in the Plan is inconsistent with the Plan being exempt from the requirements of Parts II, III, and IV of Title I of ERISA, at the election of the Plan Administrator, the benefit payable to that individual shall be paid in a lump sum as soon as administratively possible after such determination is made.

         2.2        Entitlement to Benefits.

                    (a) A Participant who terminates employment on or after his Retirement Date will be eligible to retire and receive benefits under this Plan.

                    (b) Except an provided in Section 3.3 and Article IV below, no benefits are payable under this Plan if a Participant terminates employment for any reason before his Retirement Date.

         2.3 Forfeiture of Benefits. Notwithstanding anything herein to the contrary, the benefit payable hereunder to a Participant shall be forfeited if he:

                    (a) Engages in competition with the Company (either before or after Retirement) without the Board's prior authorization in writing, or

                    (b)      Is discharged for Cause.  For purposes of this
Section 2.3(b), "Cause" shall mean:

                             (i)         Theft or embezzlement from the Company
or its affiliates (regardless of whether or not such affiliates maintain the Plan),

                             (ii)        Fraud or other acts of dishonesty in
the conduct of the business of the Company or its affiliates (regardless of whether or not such affiliates maintain the Plan) or the fulfillment of the Participant's assigned responsibilities thereunder,

                             (iii)       Conviction of, or plea of nolo
contendere to, any felony or any crime involving moral turpitude,





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

                             (iv)        Willful and knowing action which is
materially injurious to the business or reputation of the Company or its affiliates (regardless of whether or not such affiliates maintain the Plan).

In the case of a Participant whose employment is terminated following a Change of Control, the special definition of "Cause" contained in Section 1.4 above shall apply.


                                  ARTICLE III
                                    BENEFITS

         3.1 Amount of Benefit. A Participant retiring in accordance with Section 2.2 above will be eligible for a monthly retirement benefit.

                    (a) The annual retirement benefit payable at a Participant's Normal Retirement Date will be one and two- thirds percent (1 2/3%) of his Average Earnings for each year of Service, not to exceed thirty
(30). However, in no event will a participant's years of Service in excess of thirty (30) be taken into account in determining the amount of his benefit. Furthermore, the Participant's benefit will be reduced by the following amounts:

                             (i)         His Estimated Social Security Benefit,
and

                             (ii)        His Estimated Section 401(k) Plan
Benefit.

                    (b) The annual retirement benefit payable to a Participant at an Early Retirement Date will equal his benefit determined in accordance with Paragraph (a) above, but reduced by one-quarter percent (1/4%) for each month that the benefit payment begins before age sixty-five (65).

                    (c) The annual retirement benefit payable to a Participant at Postponed Retirement Date will equal his benefit determined in accordance with Paragraph (a) above based on his Service and Average Earnings as of his Postponed Retirement Date.

         3.2        Form of Benefit.

                    (a) The benefit determined under this Plan will be payable in the form of a straight life annuity.

                    (b) In accordance with rules and procedures prescribed by the Plan Administrator, a Participant may elect that his benefit be paid in one of the optional forms set forth in Paragraph (c) below. This election must be made prior to the year in which the benefit becomes payable.





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                    (c)      All optional forms in which benefits under the
Plan may be paid (including the death benefit under Section 3.3 below) will be the Actuarial Equivalent of the amount of the Participant's benefit calculated pursuant to Paragraph (a) above. The permitted optional forms are:

                             (i)         Joint and survivor annuity;

                             (ii)        Ten-year certain and life thereafter
annuity; and

                             (iii)       Fifteen-year certain and life
thereafter annuity.

         3.3        Death Benefits.

                    (a) If a Participant should die while employed by the Company at a time when he is eligible for Retirement, his surviving spouse will receive a benefit calculated under Paragraph (b) below.

                    (b) The amount of the benefit payable to the surviving spouse shall be determined as if:

                             (i)         The Participant had retired on the day
before his death, and

                             (ii)        Elected to receive his benefit in the
form of a fifty percent (50%) joint and survivor annuity. The value of the joint and survivor annuity will be the Actuarial Equivalent of the Early, Normal, or Postponed Retirement Benefit to which the Participant is entitled.

         3.4        Payment of Benefits.

                    (a) Participants are not entitled to receive a distribution of their benefits prior to Retirement.

                    (b) Benefits will begin on the first day of the month coincident with or next following the Participant's Retirement Date. Benefits will continue to be paid on the first day of each succeeding month.

                    (c) The last payment will be on the first day of the month in which the retired Participant dies, unless the Participant has elected that his benefit be paid in an optional form in accordance with the provisions of Section 3.2(c) above.

         3.5        Payees Under Legal Disability.

                    (a) If the Plan Administrator believes that any payee is:

                             (i)         A minor, or





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                             (ii)        Legally incapable of giving a valid
receipt and discharge for any payment due him,

the Plan Administrator may have the payment, or any part of it, made to the person(s) or institution that it believes is caring for or supporting the payee.

                    (b) any payment under Paragraph (a) above shall be a payment for the benefit of the payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

         3.6        Designation of Beneficiary.

                    (a) In the event of the death of a Participant, his benefit shall be paid to a beneficiary other than his surviving spouse only if the surviving spouse of the Participant consents in writing to the designation of another person as the beneficiary.

                    (b) In the absence of a surviving spouse and/or an effectively designated beneficiary, the Participant's benefit will be paid to his estate.

         3.7 Withholding for Taxes. Any payments out of the Plan may be subject to withholding for taxes as may be required by any applicable federal or state law. To the extent that the benefit under this Plan is considered wages for income or employment tax purposes during any period prior to the time benefits become payable hereunder, the Company may withhold such taxes from the Participant's current compensation as may be required by any applicable federal or state law.

         3.8        Mailing of Payments.

                    (a) All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to the last address of his beneficiary).

                    (b) Each Participant shall be responsible for furnishing the Plan Administrator with his current address and the name and current address of his beneficiary.


                                   ARTICLE IV
                               CHANGE OF CONTROL

         Notwithstanding anything in this Plan to the contrary, the provisions of this Article IV apply to those Participants whose employment is terminated within a specified period of years following a Change of Control ("Affected Participants"), as expressly provided herein.





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         4.1        Entitlement to Benefits.

                    (a) If the employment of an Affected Participant terminates for any reason, including the Affected Participant's voluntary resignation upon 30 days written notice at any time within one (1) year following a Change of Control, prior to becoming entitled to Retire under
Section 2.2 above, he shall be entitled to receive a benefit computed according to Section 3.1 above as if the termination of employment date was the Affected Participant's Retirement Date, provided that this shall not increase the Participant's years of Service.

                    (b) If the employment of an Affected Participant terminates within five (5) years following a Change of Control, but prior to becoming entitled to Retire under Section 2.2 above, he shall be entitled to receive a benefit computed according to Section 3.1 above as if the termination of employment date was the Affected Participant's Retirement Date, provided:

                             (i)         In the event of an involuntary
termination, the Affected Participant is not terminated for Cause, as defined in Section 1.4 above; and

                             (ii)        In the event of a voluntary
resignation, the Affected Participant's resignation is for Good Reason, as defined in a Section 1.12 above.

                    (c) For purposes of computing the amount of an Affected Participant's benefit under Paragraph (b) above, the Affected Participant shall be credited with an additional five (5) years of Service.

                             (i)         However, in no event will more than
thirty (30) Years of Service be taken into account in computing the amount of an Affected Participant's benefit.

         4.2        Payment of Benefits.

                    (a) The benefit (if any) payable to each Affected Participant shall be paid in a lump sum.

                             (i)         The payment shall be the Actuarial
Equivalent value of his benefit calculated in accordance with Section 3.1 above.

                    (b) In the case of a Participant (other than an Affected Participant) whose benefits are already in pay status at the time of the Change of Control, he shall receive a lump sum benefit equal to the Actuarial Equivalent value of his benefit calculated in accordance with Section
3.1 above, but reduced by the value of the benefits already received.





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

         4.3        Legal Fees.

                    (a) The Company shall pay to the Participant or his beneficiary any legal fees and expenses that the Participant or his beneficiary reasonably incurs in seeking to obtain from or enforce against the Company any right or benefit provided under this Plan after a Change of Control.

                    (b) In the event that it is determined that the Participant is not entitled to the benefit claimed in the lawsuit, the Participant or beneficiary shall be required to reimburse the Company for the legal fees that the Company previously paid pursuant to Paragraph (a) above.


                                   ARTICLE V
                    OPERATION AND ADMINISTRATION OF THE PLAN

         5.1 Plan Administrator Powers. The Plan Administrator shall have all powers necessary to supervise the administration of the Plan and control its operations. In addition to any powers and authority conferred on the Plan Administrator elsewhere in the Plan or by law, the Plan Administrator shall have the following powers and authority:

                    (a) To designate agents to carry out responsibilities relating to the Plan;

                    (b) To employ such legal, actuarial, accounting, clerical, and other assistance as it may deem appropriate in administering this Plan;

                    (c) To establish rules and procedures for the conduct of the Plan Administrator's business and the administration of this Plan;

                    (d) To administer this Plan and to decide all questions which may arise under this Plan. All determinations by the Plan Administrator shall be binding upon all parties, to the maximum extent permitted by law; and

                    (e) To perform or cause to be performed such further acts as it may deem to be necessary or appropriate in the administration of the Plan.

         5.2        Composition of Plan Administrator.

                    (a) The Plan Administrator (who need not be Participants or even employees of the Company) shall be appointed by the Board of the Company and shall continue until termination of such status in accordance with the provisions of this Article V.





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

                    (b) The Plan Administrator or any individual member thereof may resign at any time by giving written notice to the Board, effective as the date stated in the notice. The Plan Administrator or any individual member thereof may be removed by the Board at any time.

                    (c) In the case of a Plan Administrator or an individual member thereof who is also an employee of the Company, his Status as Plan Administrator shall terminate as of the effective date of the termination of his employment, except as otherwise provided in resolutions adopted by the Board.

                    (d) Upon the death, resignation, or removal of the Plan Administrator, the Board may appoint a successor. Notice of the appointment of a successor member shall be given by the Company in writing to the other members of the Plan Administrator.

         5.3        Plan Administrator Procedure.

                    (a) In the event the Plan Administrator is a committee of two or more individuals, a majority of the members of the Plan Administrator shall constitute a quorum. Any action authorized by a majority of the members:

                             (i)         Present at any meeting, or

                             (ii)        In writing without a meeting,

shall constitute the actions of the Plan Administrator.

                    (b) The Plan Administrator may designate one or more individuals as authorized to execute any document or documents on behalf of the Plan Administrator.

         5.4        Notices and Communications.

                    (a) All communications from Participants to the Plan Administrator shall be in writing, on forms prescribed by the Plan Administrator. These communications shall be mailed or delivered to the office designated by the Plan Administrator, and shall be deemed to have been given when received by the Plan Administrator.

                    (b) Each communication from the Plan Administrator to a Participant or beneficiary shall be in writing and may be delivered in person or by mail. These communications shall be deemed to have been delivered and received by the Participant three (3) days after the date when it is deposited in the United States Mail with postage prepaid, addressed to the Participant or beneficiary at his last address of record with the Plan Administrator.

         5.5 Reporting and Disclosure. The Company (and not the Plan Administrator) shall be responsible for the reporting and disclosure of information required to be reported or disclosed pursuant to ERISA or any other applicable law.

         5.6 Conflict of Interest. Any member of the Plan Administrator who is also a Participant shall not be qualified to act or vote on any matter relating solely to himself.

         5.7 Indemnification. To the extent permitted by law, the Certificate of Incorporation of the Company, the Bylaws of the Company and any indemnity agreements between the Company and its directors or employees, the Company shall indemnify each member of the Board and of the Plan Administrator, and any other employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct in the performance of his duties under the Plan.


                                   ARTICLE VI
                            APPLICATION FOR BENEFITS

         6.1        Application for Benefits.

                    (a) The Plan Administrator may require any person claiming benefits under the Plan ("Claimant") to submit an application therefor, together with such other documents and information as the Plan Administrator may require.

                    (b) Within ninety (90) days following receipt of the application and all necessary documents and information, the Plan
Administrator's authorized delegate reviewing the claim shall furnish the Claimant with written notice of the decision rendered with respect to the application.

                    (c) Should special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial ninety (90) day period.

                             (i)         The notice shall indicate the special
circumstances requiring an extension of time and the date by which a final decision is expected to be rendered.

                             (ii)        In no event shall the period of the
extension exceed ninety (90) days from the end of the initial ninety (90) day period.

         6.2 Content of Denial. In the case of a denial of the Claimant's application, the written notice shall sat forth:

                    (a)      The specific reasons for the denial;

                    (b) References to the Plan provisions upon which the denial is based;

                    (c) A description of any additional information or material necessary for perfection of the application (together with an explanation of why the material or information is necessary); and

                    (d) An explanation of the Plan's claims review procedure.

         6.3        Appeals.

                    (a) In order to appeal the decision rendered with respect to his application for benefits or with respect to the amount of his benefits, the Claimant must follow the appeal procedures set forth in this
Section 6.3.

                    (b)      The appeal must be made, in writing:

                             (i)         In the case where the claim is
expressly rejected, within sixty-five (65) days after the date of notice of the decision with respect to the application, or

                             (ii)        In the case where the claim has
neither been approved nor denied within the applicable period provided in
Section 6.1 above, within sixty-five (65) days after the expiration of the period.

                    (c) The Claimant may request that his application be given full and fair review by the Plan Administrator. The Claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.

                    (d) The decision of the Plan Administrator shall be made promptly, and not later than sixty (60) days after the Plan Administrator's receipt of a request for review, unless special circumstances require an extension of time for processing. In such a case, a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review.

                    (e) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner designed to be understood by the Claimant, with specific references to the pertinent Plan provisions upon which the decision is based.

         6.4 Exhaustion of Remedies. No legal action for benefits under the Plan may be brought unless and until the Claimant has exhausted his remedies under this Article VI.

                                  ARTICLE VII
                             MISCELLANEOUS MATTERS

         7.1        Amendment or Termination.

                    (a) The Board may, at its sole discretion, amend or terminate this Plan at any time or from time to time, in whole or in part by a duly adopted resolution, provided that, without the consent of each existing Participant, no amendment or termination may adversely affect that Participant's rights to accrue and receive benefits as provided in the Plan, as in effect prior to such amendment or termination.

                    (b) The termination of the Plan will not result in the immediate vesting of accrued benefits. Thus, participants will only become entitled to receive benefits when they otherwise satisfy the conditions for Retirement.

                    (c) All benefits will be payable at the time the Participant would have otherwise been eligible to receive benefits under the provisions of this Plan in effect before Plan termination. However, the Board may elect to accelerate the payment of the benefits under the Plan, and to pay such benefits in the form of lump sum distributions. Any lump sum benefits paid under this Section 7.1(d) will be the Actuarial Equivalent of the benefits determined under Section 3.1 above.

         7.2        Effect of Reorganization or Transfer of Assets.

                    (a) In the event of a consolidation, merger, sale, liquidation, or other transfer of substantially all of the operating assets of the Company to any other company, the ultimate successor to the business of the Company shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of its board of directors.

                    (b) The presumption set forth in Paragraph (a) above shall not apply if the successor, by resolution of its board of directors, elects not to so continue this Plan in effect. In such a case, the Plan shall terminate as of the effective date set forth in the board resolution.

         7.3        Rights of Participants.

                    (a) Nothing contained herein will confer on any Participant the right to be retained in the service of the Company, nor will it interfere with the Company's right to discharge or otherwise deal with Participants without regard to the existence of this Plan.

                    (b) The benefits under the Plan are unfunded. Accordingly, no Participant shall have a preferred claim on, or a beneficial ownership interest in, any assets of the Company prior to the time such assets are paid to him in the form of benefits.

                    (c) All rights created under the Plan shall be mere unsecured contractual rights of Participants against the Company. However, nothing in this document shall in any way diminish any rights of a Participant to pursue his rights as a general creditor of Company with respect to his benefits under the Plan.

         7.4 Assignment of Benefits. To the maximum extent permitted by law, no benefit under this Plan may be assigned or alienated.

         7.5        Interpretation.

                    (a) The provisions of this Plan shall in all cases be interpreted in a manner that is consistent with this Plan satisfying the applicable requirements of ERISA.

                    (b) If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan will be construed and enforced as if the provision had not been included in it.

                    (c) Unless the context clearly indicates otherwise, the masculine gender shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

                    (d) Article and section headings are for convenience of reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section.

                    (e) In the event that any payment of benefits to any Participant is not made as of the due date specified in Section 3.4(b) (a "Late Payment"), the amount of the Late Payment then owed shall bear interest from the due date at the lesser of the Bank of America, NTSA reference rate plus nine percent (9%), or the maximum interest rate permitted by law. The initial payment due under the Plan to any Participant shall not be considered to be a Late Payment if it is delivered in person or mailed to the last address of the Participant within 45 days of the initial due date, accompanied by any subsequent monthly payments that became due prior to the date of payment. Any subsequent monthly payments due under the Plan after the date the initial payment is made shall not be considered to be a Late Payment if it is received on or before the 15th days after the due date.

         IN WITNESS WHEREOF, Pacific United Group, Inc. has caused this instrument to be executed by its duly authorized officer.


                                       PACIFIC UNITED GROUP, INC.


                                       By:________________________________
                                          Joel R. Schultz, President & CEO


                                       Date:______________________________

                               TABLE OF CONTENTS



                                                                                                                        Page
                                                                                                                        ----
PREAMBLE              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1

ARTICLE I           DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
         1.1        Actuarial Equivalence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
         1.2        Average Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
         1.3        Board   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
         1.4        Cause   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
         1.5        Change of Control   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
         1.6        Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
         1.7        Early Retirement Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
         1.8        Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
         1.9        Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
         1.10       Estimated Section 401(k) Plan Benefit   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
         1.11       Estimated Social Security Benefit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
         1.12       Good Reason   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
         1.13       Normal Retirement Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
         1.14       Participant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
         1.15       Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
         1.16       Plan Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
         1.17       Plan Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
         1.18       Postponed Retirement Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
         1.19       Retirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
         1.20       Retirement Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
         1.21       Section 401(k) Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
         1.22       Year of Service   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7

ARTICLE II          ELIGIBILITY FOR BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
         2.1        Eligibility to Participate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
         2.2        Entitlement to Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
         2.3        Forfeiture of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8

ARTICLE III         BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
         3.1        Amount of Benefit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
         3.2        Form of Benefit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
         3.3        Death Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
         3.4        Payment of Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
         3.5        Payees Under Legal Disability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
         3.6        Designation of Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
         3.7        Withholding for Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
         3.8        Mailing of Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11

ARTICLE IV          CHANGE OF CONTROL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
         4.1        Entitlement to Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
         4.2        Payment of Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
         4.3        Legal Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13

                                                                                                                        Page
                                                                                                                        ----
ARTICLE V           OPERATION AND ADMINISTRATION OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
         5.1        Plan Administrator Powers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
         5.2        Composition of Plan Administrator   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
         5.3        Plan Administrator Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
         5.4        Notices and Communications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
         5.5        Reporting and Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
         5.6        Conflict of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
         5.7        Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15

ARTICLE VI          APPLICATION FOR BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
         6.1        Application for Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
         6.2        Content of Denial   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
         6.3        Appeals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
         6.4        Exhaustion of Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16

ARTICLE VII         MISCELLANEOUS MATTERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
         7.1        Amendment or Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
         7.2        Effect of Reorganization or Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . .      17
         7.3        Rights of Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
         7.4        Assignment of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
         7.5        Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18





                                      -ii-